UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005

GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 225-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On January 10, 2005, Genentech, Inc., a Delaware corporation, issued a press release announcing earnings for the three and twelve months ended December 31, 2004. A copy of the earnings press release is filed as Exhibit 99.1 to this report.

The attached press release contains both GAAP and non-GAAP financial measures. The non-GAAP financial measures included are net income and earnings per share (or EPS). These non-GAAP financial measures exclude recurring charges related to the redemption of our callable putable common stock on June 30, 1999 (the "Redemption") and the effects of push-down accounting, litigation-related special items and the cumulative effect of a change in accounting principle related to our adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities," (or FIN 46), and their related tax effects. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The press release includes non-GAAP financial measures because our management uses this information to monitor and evaluate Genentech's operating results and trends on an on-going basis. Our management believes the non-GAAP information is also useful for investors because the amounts relating to the Redemption and push-down accounting, the litigation-related special items and the cumulative effect of the accounting change related to our adoption of FIN 46 that are excluded were the result of transactions that are unusual due to their nature, size or infrequency. Consequently, excluding those items from our operating results provides users of the financial statements an important insight into our operating results and related trends that affect our business. In addition, our management uses non-GAAP financial information and measures internally for operating, budgeting and financial planning purposes.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits.

Exhibit No.
99.1	Earnings Press Release of Genentech, Inc. dated January 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC.
Date:	January 10, 2005	/s/ARTHUR D. LEVINSON

Arthur D. Levinson, Ph.D. Chairman and Chief Executive Officer

Date:	January 10, 2005	/s/LOUIS J. LAVIGNE, JR.

Louis J. Lavigne, Jr. Executive Vice President and Chief Financial Officer

Date:	January 10, 2005	/s/JOHN M. WHITING

John M. Whiting Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release of Genentech, Inc. dated January 10, 2005.